AMENDMENT NUMBER TWO TO LOAN AGREEMENT
                     --------------------------------------
                  (TOWN & COUNTRY CORPORATION AND SUBSIDIARIES)

THIS AMENDMENT NUMBER TWO TO LOAN AGREEMENT (this "Amendment"), dated as of May 30, 1997, is entered into between Town & Country Corporation, a Massachusetts corporation, Town & Country Fine Jewelry Group, Inc., a Massachusetts corporation, GL, Inc., a Massachusetts corporation, formerly known as Gold Lance, Inc., a Massachusetts corporation, L.G. Balfour Company, Inc., a Delaware corporation (which aforesaid corporations, individually and collectively, jointly and severally, and together with their successors and assigns, are herein referred to as "Borrower"), and Foothill Capital Corporation, a California corporation ("Foothill"), in light of the following:

WHEREAS, Borrower and Foothill are parties to that certain Loan Agreement dated as of July 3, 1996 (as from time to time amended, modified, supplemented, renewed, extended, or restated, including, without limitation, by this Amendment and by the Amendment Number One to Loan Agreement specifically referred to below, the "Loan Agreement");

WHEREAS, Borrower and Foothill are parties to that certain Amendment Number One to Loan Agreement dated as of October 31, 1996, amending the Loan Agreement as therein provided; and

WHEREAS, Borrower has requested that certain provisions of the Loan Agreement be amended, and Foothill has agreed to amend such provisions in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree as follows:

1. Initially capitalized terms used herein have the meanings defined in the Loan Agreement unless otherwise defined herein.

2. The reference in clause (ii)(y) of the definition of "Borrowing Base" to "Twelve Million Five-Hundred Thousand Dollars ($12,500,000)" is changed to refer to "Eleven Million Dollars ($11,000,000)".

3. Clause (e) of the definition of "Eligible Accounts" in the Loan Agreement is restated to read:

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         (e) Accounts with selling terms of more than ninety (90) days from the date of the applicable invoice;

4. Clause (k) of the definition of "Eligible Accounts" in the Loan Agreement is restated to read:

         (k) Accounts with respect to an Account Debtor whose total obligations to Borrower exceed ten percent (10%) of all Eligible Accounts owed to Borrower, to the extent of the obligations of such Account Debtor in excess of such percentage; provided, however, that, (1) in the case of K-Mart Corporation, HSN Broadcasting of Illinois, Inc., Wal-Mart Stores, Inc., and Sears Roebuck & Company, and such other highly creditworthy Account Debtors as to which Foothill has agreed to in writing (not including Montgomery Ward), the foregoing percentage may, in Foothill's reasonable discretion, be increased to up to twenty percent (20%) before the excess would be deemed ineligible, and (2) in the case of Zale Corporation and Gordon Jewelry Corporation (collectively with their respective successors hereinafter "Zale/Gordon"), the foregoing percentage for Zale/Gordon, on a combined basis, may, in Foothill's reasonable discretion, be increased to up to fifteen percent (15%) before the excess would be deemed ineligible;

5. The reference in clause (i) of the definition of "Eligible Inventory Advance Component" in the Loan Agreement to "seventy-five percent (75%)" is changed to refer to "one hundred percent (100%)".

6. Clause (ii) of the definition of "Net Eligible Accounts Availability" in the Loan Agreement is restated to read:

         (ii) an amount equal to such Debtor's cash collections for the immediately preceding (y) one hundred twenty (120) calendar day period during the months of December through September, and (z) one hundred forty-five (145) calendar day period for the months October through November.

7. The following definitions in Section 1.1 of the Loan Agreement are restated:

         "Consolidated Interest Coverage Ratio" means, with respect to any determination thereof to be made as of the last day of a fiscal quarter of Borrower, the ratio of (i) consolidated EBITDA of T&C and its Subsidiaries for the 12-month period ending on such day to (ii) the cash interest expense of T&C and its Subsidiaries, determined on a consolidated basis, including any related bank or lender fees, for the 12-month period ending on such day.

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         "GLI" means GL, Inc., a Massachusetts corporation (formerly known as
         Gold Lance, Inc., a Massachusetts corporation).

         "Maximum Amount" means, (a) during February through October, Forty Million Dollars ($40,000,000), and (b) during November through January, Forty-Five Million Dollars ($45,000,000).

         "Maximum Gold Letter of Credit Amount" means, (a) during February through October, Twenty Million Dollars ($20,000,000), and (b) during November through January, Fifteen Million Dollars ($15,000,000).

8.       The following definitions are added to Section 1.1 of the Loan
Agreement:

         "Consolidated Net Worth" means, as of any date any determination thereof is to be made, Borrower and the Subsidiaries' total stockholder's equity, calculated on a consolidated basis in accordance with GAAP for such period.

         "EBITDA" means, with respect to any fiscal period of a Person, such Person's earnings (excluding extraordinary items and restructuring expenses (determined in accordance with GAAP)), plus (except to the extent attributable to extraordinary items (determined in accordance with GAAP)) the amount of any interest, taxes, depreciation, non-Indebtedness amortization deducted in arriving at such earnings; provided that, for purposes of computing EBITDA, there shall not be included or taken into account the approximately $39,800,000 charge taken for the quarter of Borrower ended in August, 1996, with respect to inventory and accounts.

         "Senior Debt to EBITDA Ratio" means, with respect to any determination thereof to be made as of the last day of a fiscal quarter of Borrower, the ratio of (i) Consolidated Adjusted Total Senior Liabilities on such day to (ii) consolidated EBITDA of T&C and its Subsidiaries for the 12-month period ending on such day.

9.       The following definitions are deleted from Section 1.1 of the Loan
Agreement: Consolidated Current Assets, Consolidated Current Liabilities, Consolidated Tangible Capital Base, Consolidated Tangible Net Worth, and Working Capital.

10. Section 6.13 of the Loan Agreement is restated, effective from and after February 23, 1997, as follows:

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         6.13     Financial Covenants.  Borrower shall maintain:

         (a) Consolidated Net Worth. Consolidated Net Worth of not less than Negative Eleven Million Dollars (-$11,000,000) as at the last day of each fiscal quarter of Borrower commencing 2/23/97.

         (b) Senior Debt to EBITDA Ratio. A Senior Debt to EBITDA Ratio of not more than the amounts stated below as of the corresponding dates stated below:

         Amount                                                             Date
         ------                                                             ----

         15.0:1.0                                                        2/23/97

         20.0:1.0                                                        5/24/97

         10.0:1.0                                                    8/23/97 and
                                                            the last day of each
                                                               fiscal quarter of
                                                             Borrower thereafter


         (c) Consolidated Interest Coverage Ratio. A Consolidated Interest Coverage Ratio of not less than the amounts stated below as of the corresponding dates stated below:

         Amount                                                             Date
         ------                                                             ----

         0.00:1.0                                                        2/23/97

         0.10:1.0                                                        5/24/97

         0.20:1.0                                                        8/23/97

         0.35:1.0                                                       11/22/97

         0.40:1.0                                                        2/21/98

To the extent that Borrower was in breach of any of the financial covenants contained in Section 6.13 of the Loan Agreement for its fiscal quarter ended on February 23, 1997, as such covenants existed prior to being amended as set forth above, Foothill hereby waives such breaches.

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11.      Section 6.15 of the Loan Agreement is restated as follows:

         6.15 Location of Inventory and Equipment. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent. Except as otherwise provided in the last sentence of this
         Section 6.15, Borrower shall keep the Inventory and Equipment only at the locations identified on Schedule 6.15A; provided, however, that Borrower may amend Schedule 6.15A so long as such amendment occurs by written notice to Foothill not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agent's security interest in such assets and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill; provided further, however, that the foregoing shall not prevent Borrower from providing Inventory to its sales personnel or from providing Inventory 'samples' to customers or potential customers so long as such activities are in the ordinary course of Borrower's business, consistent with its past practices, and involve a de minimis amount of Inventory. The foregoing notwithstanding, Borrower may permit up to, and shall not permit not more than, 4.0% of Borrower's total fto of Precious Metals in the aggregate at any time to be in the possession of Outside Processors located at locations not listed on Schedule 6.15A, provided that not more than 0.6% of Borrower's total fto of such Precious Metals shall be maintained at any time at any single location not listed on Schedule 6.15A, and provided that all Precious Metals of Borrower shall be accounted for in the Monthly Gold Certificates provided by Borrower to Foothill in accordance with the provisions of this Agreement.

12. Schedule 6.15A of the Loan Agreement is amended to add the following names and addresses thereto:

         Pronto Jewelry Inc.
         6 West 48th Street
         New  York, NY  10036

         All Form Tubing, Inc.
         Champion Chain
         1 Haynes Avenue
         Newark, NJ 07114

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         Regis Manufacturing, Inc.
         136 Old Colony Road
         Smithfield, RI 02917

         Lita Trading
         1160 Broadway
         New York NY  10001

         Gannon & Scott, Inc.
         33 Kenny Drive
         Cranston, RI 02920

         T. Pinto Manufacturing, Inc.
         37 West 26th Street
         New York, NY 10010

         General Findings, Inc.
         57 John Deitsch Sq.
         North Attleboro, MA 02761

         13. Section 7.20 of the Loan Agreement is restated as follows:

 .                          7.20     Specific Gold Covenants

                                     (a) Consign or deliver Precious Metals to
          foreign Subsidiaries or foreign sales representatives.

                                     (b) Deliver "memo Inventory" (including
          Precious Metals) anywhere outside the United States of America.

                                     (c) Consign or deliver goods containing an
          aggregate, at any one time, of more than five thousand five hundred (5,500) fto of Precious Metals to the sales representatives or agents of Borrower.

                                     (d) Consign or deliver (including on memo
          or any similar arrangement) goods containing an aggregate, at any time, of more than ten thousand (10,000) fto of Precious Metals to customers of Borrower.

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                                     (e) Consign or deliver (including on memo
          or any similar arrangement) goods containing an aggregate, at any time, of more than five thousand (5,000) fto of Precious Metals to any single customer.

                                     (f) Have more than thirteen thousand
          (13,000) fto of Precious Metals in the aggregate, at any time, at, or in transit to or from, Outside Processors.

                                     (g) Fail to maintain Equity Precious Metals
          in an aggregate amount greater than the aggregate amount of Precious Metal of Borrower (i) on memo or consignment to customers of Borrower or (ii) in the possession of sales representatives of Borrower.

                                     (h) Permit the aggregate number of fto of
          Precious Metals of Borrower (whether consisting of Consigned Precious Metals or Equity Precious Metals), at any time, without duplication,
          (i) at, or in transit to or from, Outside Processors, (ii) on consignment to customers of Borrower, (iii) at, or in transit to or from, customers of Borrower pursuant to "memo" transactions, or (iv) in the possession of sales representatives of Borrower, minus one hundred percent (100%) of the aggregate number of fto of Equity Precious Metals, to equal or exceed the percentage of the aggregate number of fto of Consigned Precious Metals set forth in the following table during the corresponding month of any year:


================================================================================
Maximum percentage of the aggregate      During the month specified below in any
number of fto of Consigned Precious      year
Metals
================================================================================
================================================================================
5%                                       January
--------------------------------------------------------------------------------
5%                                       February
--------------------------------------------------------------------------------
5%                                       March
--------------------------------------------------------------------------------
5%                                       April
--------------------------------------------------------------------------------
5%                                       May
--------------------------------------------------------------------------------
5%                                       June
--------------------------------------------------------------------------------
5%                                       July
--------------------------------------------------------------------------------
10%                                      August

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--------------------------------------------------------------------------------
10%                                      September
--------------------------------------------------------------------------------
10%                                      October
--------------------------------------------------------------------------------
15%                                      November
--------------------------------------------------------------------------------
10%                                      December
--------------------------------------------------------------------------------

                                     (i) Obtain Precious Metals on consignment
          from a third person or entity except for consignments by Gold Consignor to Borrower pursuant to the Gold Consignment Agreement.


14. Notwithstanding Section 7.12 of the Loan Agreement, and as a limited waiver of the provisions thereof confined to the specific instance stated, Borrower may pay a one-time dividend not to exceed $70,000 to the holders of the New Exchangeable Preferred Stock (and if such dividend has already been paid, Foothill agrees that any breach of Section 7.12 of the Loan Agreement resulting therefrom is waived).

15. The existing Ten Million Dollar ($10,000,000) availability block previously agreed to between Foothill and Borrower is modified effective June 1, 1997 as follows (and as so modified shall continue in effect): Seven Million Five Hundred Thousand Dollars ($7,500,000) from June 1, 1997 through August 31, 1997; Two Million Five Hundred Thousand Dollars ($2,500,000) from September 1, 1997, through February 15, 1998; Five Million Dollars ($5,000,000) from February 16, 1998, through February 28, 1998; and Seven Million Five Hundred Thousand Dollars ($7,500,000) commencing March 1, 1998 and at all times thereafter.

16. The parties stipulate that the Pending Material Transaction closed prior to the date hereof. Therefore, all provisions of the Loan Agreement that are dependent on whether the Pending Material Transaction closed shall be construed to give effect to the prior closure thereof.

17. Borrower hereby represents and warrants to Foothill as follows: (a) The execution, delivery, and performance by Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person in order to be effective

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and enforceable; and (b) The Loan Agreement, as amended by this Amendment, constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defense, counterclaim, or offset.

18. Except as herein expressly amended, all terms, covenants and provisions of the Loan Agreement are and shall remain in full force and effect and all references therein to the Loan Agreement shall henceforth refer to the Loan Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Loan Agreement.

19. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

20. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument. This Amendment shall become effective when each party has executed and delivered a counterpart hereof.

21. This Amendment, together with the Loan Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in writing executed by both of the parties hereto.

22. Any waiver contained herein is limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which it is based, shall not excuse future non-compliance with the Loan Agreement (as it may from time to time be amended), and, except as expressly set forth herein, shall not operate as a waiver or an amendment of any right, power or remedy of Foothill, nor as a consent to any further or other matter, under the Loan Documents.

23. If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Loan Agreement, respectively.

24. Any reference in any Loan Document to "GLI" or to "Gold Lance, Inc." or to "Gold Lance" shall refer to GL, Inc., a Massachusetts corporation (formerly known as Gold Lance, Inc., a Massachusetts corporation).

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25.      As a condition precedent to the effectiveness of this Amendment,
Foothill shall have received an amendment fee of Fifty Five Thousand Dollars ($55,000), which fee is earned in full by Foothill and due and payable by Borrower to Foothill concurrently with the execution and delivery of this Amendment by Foothill.

IN WITNESS HEREOF, this Amendment has been executed and delivered as of the date first set forth of above.


                                    TOWN & COUNTRY CORPORATION, a Massachusetts corporation


                                    By /s/ Veronica Zsolcsak
                                       ___________________________
                                    Name:  Veronica Zsolcsak
                                    Title: CFO/Treasurer


                                    TOWN & COUNTRY FINE JEWELRY GROUP, INC., a
                                    Massachusetts corporation


                                    By /s/ Veronica Zsolcsak
                                       ___________________________
                                    Name:  Veronica Zsolcsak
                                    Title: CFO/Treasurer


                                    GL, INC., a Massachusetts corporation


                                    By /s/ Veronica Zsolcsak
                                       ___________________________
                                    Name:  Veronica Zsolcsak
                                    Title: Treasurer

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                                    L.G. BALFOUR COMPANY, INC., a Delaware
                                    corporation


                                    By /s/ Veronica Zsolcsak
                                    ___________________________
                                    Name:  Veronica Zsolcsak
                                    Title: Treasurer


                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation


                                    By /s/ Anthony Aloi
                                    ___________________________
                                    Name:  Anthony Aloi
                                    Title: Assistant Vice President

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